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EXHIBIT 99.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the quarterly report on Form 10-Q of Sonus Networks, Inc. (the "Company") for the period ended March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Stephen J. Nill, Chief Financial Officer, Vice President of Finance and Administration and Treasurer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

  (1)
  the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 9, 2003	/s/ STEPHEN J. NILL Stephen J. Nill Chief Financial Officer, Vice President of Finance and Administration and Treasurer

        A signed original of this written statement required by Section 906 has been provided to Sonus Networks, Inc. and will be retained by Sonus Networks, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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  EXHIBIT 99.2
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002